Exhibit A
                                  to
                             SCHEDULE 13G

                        Berger Associates, Inc.
                                  and
                 Kansas City Southern Industries, Inc.
                 -------------------------------------


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, Berger Associates, Inc., a Delaware corporation, and Kansas City Southern Industries, Inc., a Delaware corporation, hereby agree that the preceding Schedule 13G is being filed on behalf of each of them.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on this 12th day of February, 1997.

                                 BERGER ASSOCIATES, INC.


                                 KEVIN R. FAY
                                 -------------------------------------
                                 Kevin R. Fay
                                 Sr. Vice President - Finance and
                                 Administration


                                 KANSAS CITY SOUTHERN INDUSTRIES, INC.


                                 LOUIS G. VAN HORN
                                 -------------------------------------
                                 Louis G. Van Horn
                                 Vice President and Comptroller


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